SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported):
                               May 30, 1995


                             TIME WARNER INC.
- ----------------------------------------------------------------------------
          (Exact name of registrant as specified in its charter)

          Delaware                  1-8637                   13-1388520
- ----------------------------    --------------           -------------------
(State or other jurisdiction     (Commission              (I.R.S. Employer
       of incorporation)         File Number)            Identification No.)





                 75 Rockefeller Plaza, New York, NY 10019
- ----------------------------------------------------------------------------
            (Address of principal executive offices) (zip code)

                              (212) 484-8000
- ----------------------------------------------------------------------------
           (Registrant's telephone number, including area code)

                              Not Applicable
- ----------------------------------------------------------------------------
       (Former name or former address, if changed since last report)

Item 5. Other Events.

          Time Warner Inc. ("Time Warner") and Time Warner Entertainment Company, L.P. ("TWE"), 63.27% of the residual equity as well as certain priority capital interests of which are owned by subsidiaries of Time Warner, have recently entered into, or intend to enter into, the transactions described below:

                  (i) on May 18, 1995, Time Warner announced the sale by TWE of 15 of its unclustered cable television systems serving approximately 144,000 subscribers (the "Unclustered Cable Disposition");

                (ii) on May 2, 1995, Time Warner closed the acquisition of Summit Communications Group, Inc. ("Summit"), which owns cable television systems serving approximately 162,000 subscribers (the "Summit Acquisition");

                (iii) on April 17, 1995, TWE entered into certain agreements, pursuant to which, subject to certain conditions, (A) Six Flags Entertainment Corporation ("Six Flags") will be recapitalized and TWE will sell 51% of the capital stock of Six Flags to a third party and (B) TWE will grant certain licenses to Six Flags (the "License") (collectively, the "Six Flags
          Transaction");

                (iv) on April 1, 1995 (as previously reported on the Form 8-K of Time Warner dated April 1, 1995), TWE closed its transaction (the "TWE-A/N Transaction") with the Advance/Newhouse Partnership ("Advance/Newhouse"), pursuant to which TWE and Advance/Newhouse formed the Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership (the "TWE-Advance/Newhouse Partnership"), in which TWE owns a two-thirds equity interest and is the managing partner and Advance/Newhouse owns a one-third equity interest. The TWE-Advance/Newhouse Partnership owns cable television systems (or interests therein), serving approximately 4.5 million subscribers, as well as certain foreign cable investments and certain programming investments;

                (v) on February 6, 1995 (as previously reported on the Form 8-K of Time Warner dated February 6, 1995), Time Warner entered into certain agreements with Cablevision Industries Corporation ("Cablevision"), certain affiliated entities of Cablevision (the "Gerry Companies" and, together with Cablevision, the "Cablevision Companies"), the direct holders of certain interests in the Gerry Companies and Alan Gerry, the principal stockholder of Cablevision and the Gerry Companies (the "CVI Acquisition"), pursuant to which Time Warner will acquire Cablevision, and Time Warner or certain subsidiaries of Time Warner will acquire each of the Gerry Companies. Cablevision and the Gerry Companies own cable television systems serving approximately 1.3 million subscribers;

                (vi) on January 26, 1995 (as previously reported on the Form 8-K of Time Warner dated January 26, 1995), Time Warner entered into certain agreements with KBLCOM Incorporated ("KBLCOM") and its parent, Houston Industries Incorporated (the "KBLCOM Acquisition"), pursuant to which Time Warner will acquire KBLCOM, which owns cable television systems serving approximately 690,000 subscribers, and a 50% interest in Paragon

          Communications ("Paragon"), which owns cable television systems serving approximately 967,000 subscribers (the other 50% interest of which is already owned by TWE); and

                (vii) Time Warner and TWE are currently in negotiations with an administrative agent for a bank syndicate regarding a five-year revolving credit facility (the "New Credit Agreement"), expected to be executed in July 1995, pursuant to which TWE, the TWE- Advance/Newhouse Partnership and a wholly owned subsidiary of Time Warner ("TWI Cable") will be borrowers. The New Credit Agreement will enable such entities to refinance certain indebtedness assumed from the companies acquired or to be acquired in the Acquisitions (as defined below), to refinance existing indebtedness and to finance the ongoing working capital, capital expenditure and other corporate needs of each borrower (the "1995 Debt Refinancing").

          The Unclustered Cable Disposition and the Six Flags Transaction are referred to herein as the "Asset Sale Transactions"; the Summit Acquisition, KBLCOM Acquisition and CVI Acquisition are referred to herein as the "Acquisitions"; the Acquisitions and the TWE-A/N Transaction are referred to herein as the "Cable Transactions" and the Asset Sale Transactions, the Cable Transactions and the 1995 Debt Refinancing are referred to herein as the "Transactions".


           Pro Forma Consolidated Condensed Financial Statements

          The following pro forma consolidated condensed balance sheets of Time Warner and the Time Warner Entertainment Group (the "Entertainment Group"), principally consisting of TWE, at March 31, 1995 give effect to the Asset Sale Transactions, the TWE-A/N Transaction and the 1995 Debt Refinancing and, with respect to the balance sheet of Time Warner only, also give effect to the Acquisitions, in each case as if the Transactions occurred at such date. The following pro forma consolidated condensed statements of operations of Time Warner and the Entertainment Group for the three months ended March 31, 1995 and the year ended December 31, 1994 give effect to each applicable Transaction as if it had occurred at the beginning of such periods. The pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements of Time Warner and TWE, including the notes thereto, which are contained in the Time Warner Quarterly Report on Form 10-Q for the three months ended March 31, 1995 and the Time Warner Annual Report on Form 10-K for the year ended December 31, 1994, as well as the historical financial statements of Cablevision and Summit (which reports are incorporated herein by reference) and the historical financial statements of (i) Vision Cable Division of Vision Cable Communications Inc. and Subsidiaries and Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries (which entities contributed substantially all of their assets to Advance/Newhouse prior to the closing of the TWE-A/N Transaction), (ii) Cablevision Industries Limited Partnership and the Combined Entities (which financial statements are the combined financial statements of the Gerry Companies) and (iii) KBLCOM (which financial statements, in the case of
(i), (ii) and (iii), are attached as Exhibits hereto). The pro forma consolidated condensed financial statements have been derived from the historical financial statements of the respective entities as of and for the three months ended March 31, 1995 and for the year ended December 31, 1994, except in the case of the Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries, which entities have different fiscal years and, consequently, such pro forma financial statements have been derived from the unaudited combined financial statements of such entities as of and for the three months ended January 31, 1995 and for the twelve months ended October 31, 1994, respectively.

          The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or operating results that would have occurred if the Transactions had been consummated as of the dates indicated, nor are they necessarily indicative of future financial conditions or operating results.

          The one-third equity interest in the TWE-Advance/Newhouse Partnership owned by Advance/Newhouse is reflected in the Entertainment Group pro forma consolidated condensed balance sheet as minority interest. In accordance with the partnership agreement for the TWE-Advance/Newhouse Partnership, Advance/Newhouse may require TWE to purchase its equity interest for fair market value at specified intervals following the death of both of its principal shareholders. Following the third anniversary of the closing of the TWE-Advance/Newhouse Transaction, either partner can initiate a dissolution in which TWE would receive two-thirds and Advance/Newhouse would receive one-third of the partnership's net assets. The assets contributed by TWE and Advance/Newhouse to the TWE-Advance/Newhouse Partnership were recorded at their predecessor's historical cost. No gain was recognized by TWE upon the capitalization of the TWE-Advance/Newhouse Partnership.

          As a result of the Acquisitions, Time Warner will acquire cable television systems serving approximately 2.2 million subscribers and a 50% interest in Paragon, which owns cable television systems serving approximately 967,000 subscribers (the other 50% interest is already owned by TWE). As described below, in order to consummate the Acquisitions (including the Summit Acquisition), Time Warner will issue approximately
5.1 million shares of Common Stock, par value $1.00 per share, of Time Warner (the "Common Stock") and approximately $2.1 billion aggregate liquidation value of new series of convertible preferred stock, and will assume or incur, directly or indirectly, approximately $3.4 billion of debt.

          In connection with the Summit Acquisition, Time Warner issued 1,550,936 shares of Common Stock and 3,264,508 shares of a new series of convertible preferred stock (the "Series C Preferred Stock") and assumed or incurred approximately $146 million of indebtedness. The Series C Preferred Stock has a liquidation value of $100 per share, is convertible into 6.8 million shares of Common Stock at a conversion price of $48 per share (based on its liquidation value), receives for five years an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which a share of Series C Preferred Stock may be converted, and is redeemable for cash at the liquidation value plus unpaid dividends after five years, or exchangeable for Common Stock by the holder beginning after the third year and by Time Warner after the fourth year at the stated conversion price plus a declining premium in years four and five and no premium thereafter.

          In connection with the KBLCOM Acquisition, Time Warner will issue one million shares of Common Stock and 11 million shares of a new series of convertible preferred stock (the "Series D Preferred Stock") and assume or incur approximately $1.3 billion of indebtedness, including $111 million of Time Warner's allocable share of Paragon's indebtedness. The Series D Preferred Stock will have a liquidation value of $100 per share, will be convertible into 22.9 million shares of Common Stock at a conversion price of $48 per share (based on its liquidation value), and will receive for four years an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which a share of Series D Preferred Stock may be converted. After four years, Time Warner will have the right to exchange the Series D Preferred Stock for Common Stock at the stated conversion price and after five years Time Warner will have the right to redeem the Series D Preferred Stock, in whole or in part, for cash at the liquidation value plus accrued dividends.

          In connection with the CVI Acquisition, Time Warner will issue
2.5 million shares of Common Stock and 3.25 million shares each of two new series of convertible preferred stock (the "Series E Preferred Stock" and "Series F Preferred Stock") and assume or incur approximately $2 billion of indebtedness. The Series E Preferred Stock and Series F Preferred Stock will have a liquidation value of $100 per share, will be convertible into an aggregate of 13.5 million shares of Common Stock at a conversion price of $48 per share (based on its liquidation value), and will receive, for a period of five years with respect to the Series E Preferred Stock and a period of four years with respect to the Series F Preferred Stock, an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which a share of Series E Preferred Stock or Series F Preferred Stock may be converted. Time Warner will have the right to exchange each of the Series E Preferred Stock and Series F Preferred Stock for Common Stock at the stated conversion price after five years and four years, respectively, and will be permitted to redeem each series, in whole or in part, for cash at the liquidation value plus accrued dividends, in each case after five years. The amount of Series F Preferred Stock and Common Stock to be issued in connection with the CVI Acquisition will be adjusted if the aggregate level of indebtedness, negative working capital and related items at the closing differs from approximately $2 billion.

          To the extent that any of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock remains outstanding at the end of the period in which the minimum $3.75 per share dividend is to be paid, the holders thereafter will receive dividends equal to the dividend declared on shares of Common Stock multiplied by the number of shares into which their shares of preferred stock are convertible. Holders of each series of preferred stock will be entitled to vote with the Common Stock on all matters on which the Common Stock is entitled to vote, and each share of each such series will be entitled to two votes on any such matter.

          The Acquisitions will be accounted for by the purchase method of accounting for business combinations and, accordingly, the estimated cost to acquire such assets will be allocated to the underlying net assets in proportion to their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not been completed. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of cost over the book value of the net assets acquired or to be acquired has been made for pro forma purposes to investments and cable television franchises in proportion to their estimated fair values.

          In connection with the Cable Transactions, TWE will enter into management services agreements pursuant to which TWE will be responsible for the management and operations of the cable television systems owned by Time Warner and the TWE-Advance/Newhouse Partnership, other than the cable television systems located within the 14-state telephone service area of U S WEST, Inc. The pro forma consolidated condensed statements of operations of Time Warner and the Entertainment Group each reflect annual management fees to be paid by Time Warner and the TWE-Advance/Newhouse Partnership to TWE, based on a preliminary allocation, which management believes to be reasonable, of the corporate expenses of the cable division of TWE in proportion to the respective number of cable subscribers of Time Warner and the TWE-Advance/Newhouse Partnership to be managed by TWE's cable division as a percentage of the aggregate number of subscribers of all cable television systems to be managed by TWE's cable division. As a result of TWE's management of the Time Warner and the

TWE-Advance/Newhouse Partnership-owned cable television systems, the pro forma consolidated condensed statements of operations of Time Warner also reflect certain reductions in corporate expenses of the acquired entities relating to the closing of certain facilities and the termination of related personnel as a direct result of the Acquisitions. Time Warner and TWE expect to realize certain additional cost savings as a result of initiatives to integrate the acquired cable television systems' operations into TWE's operating structure; however, such cost savings have not been reflected in the pro forma consolidated condensed statements of operations of Time Warner due to the preliminary nature of such initiatives at this time.

          It is anticipated that the New Credit Agreement will permit borrowings in an aggregate amount of up to $9 billion, which Time Warner and TWE may reduce to the extent of any excess availability resulting from the anticipated debt reductions associated with the Asset Sale Transactions. Any reductions in excess availability under the New Credit Agreement would not affect the pro forma consolidated condensed financial statements. Based upon an assumed $9 billion of aggregate availability under the New Credit Agreement, borrowings are expected to be limited to $4 billion in the case of TWI Cable, $5 billion in the case of the TWE-Advance/Newhouse Partnership and $9 billion in the case of TWE, subject in each case to certain limitations and adjustments. It is also anticipated that such borrowings will bear interest at different rates for each of the three borrowers, generally equal to LIBOR plus a margin ranging from 50 to
87.5 basis points based on the credit rating or financial leverage of the applicable borrower.

          Pro forma adjustments for the 1995 Debt Refinancing reflect borrowings of $5.077 billion in the aggregate under the New Credit Agreement. The proceeds of such borrowings are expected to be used to repay or redeem $2.552 billion of indebtedness to be assumed in the Acquisitions, plus redemption premiums thereon of $25 million; to repay $2.45 billion of indebtedness outstanding under the existing TWE bank credit agreement at March 31, 1995; and to pay for $50 million of financing costs. In addition to such $5.077 billion of refinancings, $262 million is expected to be borrowed under the New Credit Agreement to refinance additional indebtedness incurred in connection with the Cable Transactions, of which $193 million relates to the consummation of the CVI Acquisition and $69 million relates to the payment of transaction costs and other liabilities. Based on the average LIBOR rates in effect during the three months ended March 31, 1995 and the year ended December 31, 1994, LIBOR has been assumed to be 6% and 4.5% per annum, respectively, and accordingly, the pro forma consolidated condensed statements of operations reflect interest on borrowings at estimated rates of (i) 6.875% and 5.375% per annum, respectively, for TWI Cable, (ii) 6.5% and 5% per annum, respectively, for TWE and (iii) 6.5% and 5% per annum, respectively, for the TWE-Advance/Newhouse Partnership. Each 12.5 basis point increase in the pro forma interest rate applicable to the aggregate $5.339 billion of assumed borrowings under the New Credit Agreement would have the approximate effect of increasing Time Warner's annual interest expense and net loss by $3 million and $4 million, respectively, and, in the case of borrowings by TWE and the TWE-Advance/Newhouse Partnership only, of increasing TWE's annual interest expense and decreasing its net income by $3 million.

          The New Credit Agreement is expected to contain certain covenants for each borrower relating to, among other things, additional indebtedness; liens on assets; cash flow coverage and leverage ratios; and loans, advances, distributions and other cash payments or transfers of assets from the borrowers to their respective partners or affiliates.

          The Asset Sale Transactions reflect the disposition by TWE of 51% of its interest in Six Flags, the payment by Six Flags of certain intercompany indebtedness and licensing fees to TWE in connection therewith, and the sale of certain unclustered cable television systems for aggregate gross proceeds of approximately $1.14 billion. TWE will deconsolidate the assets, liabilities and operating results of Six Flags, including approximately $126 million of third-party indebtedness, and will account for its remaining 49% interest in Six Flags under the equity method of accounting. As a result of these transactions, TWE will reduce debt by approximately $1.050 billion, after related taxes and fees. TWE will realize aggregate net income of approximately $300 million as a result of the Asset Sale Transactions, of which approximately $170 million will be recognized currently and approximately $130 million will be deferred as a result of TWE's guarantee of third-party, zero-coupon indebtedness of Six Flags due in 1999. Such income has not been reflected in the pro forma consolidated condensed statement of operations of the Entertainment Group included herein.



                             TIME WARNER INC.
              PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                              March 31, 1995
                           (millions, unaudited)





                                 Time Warner      Summit         KBLCOM           CVI          1995 Debt         TWE          Pro
                                 Historical   Acquisition(a)  Acquisition(b)  Acquisition(c) Refinancing(d) Transactions(e)  Forma
A S S E T S
Cash and equivalents             $   309      $   80          $     -         $    8          $    -         $  185         $  582
Other current assets               2,331           2               32             26               -              -          2,391
                                  ------      ------            -----          -----          ------         ------         ------
Total current assets               2,640          82               32             34               -            185          2,973
Investments in and amounts
   due to and from Entertainment
   Group                           5,443           -                -              -             (27)           (15)         5,401
Other investments                  1,543           -              843             17             111              -          2,514
Property, plant and equipment        748          51              280            385               -              -          1,464
Goodwill                           4,589         171              662            835               -              -          6,257
Cable television franchises            -         421            1,469          2,370               -              -          4,260
Other assets                       1,645           -                6             35              11              -          1,697
                                  ------      ------           ------         ------           -----          -----         ------

Total assets                     $16,608      $  725           $3,292         $3,676           $  95          $ 170        $24,566
                                 =======      ======           ======         ======           =====          =====        =======

LIABILITIES AND SHAREHOLDERS'
   EQUITY
Total current liabilities        $ 2,713       $   6           $   59         $  129           $ (21)         $ 185        $ 3,071
Long-term debt                     9,001         146            1,130          1,950             147              -         12,374
Deferred income taxes              2,657         191              968            859               -           (119)         4,556
Other long-term liabilities        1,124           1                -              -               -              -          1,125
Shareholders' equity:
     Preferred stock                   1           3               11              7               -              -             22
     Common stock                    380           2                1              2               -              -            385
     Paid-in capital               2,600         376            1,123            729               -              -          4,828
     Unrealized gains on certain
        marketable securities        148           -                -              -               -              -            148
     Accumulated deficit          (2,016)          -                -              -             (31)           104         (1,943)
                                 -------      ------           ------         ------           -----          -----        -------

Total shareholders' equity         1,113         381            1,135            738             (31)           104          3,440
                                 -------      ------           ------         ------           -----          -----        -------

Total liabilities and
  shareholders' equity           $16,608      $  725           $3,292         $3,676           $  95          $ 170        $24,566
                                 =======      ======           ======         ======           =====          =====        =======



See accompanying notes.


                             TIME WARNER INC.
         PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                     Three Months Ended March 31, 1995
                           (millions, unaudited)




                                 Time Warner    Summit          KBLCOM         CVI           1995 Debt          TWE          Pro
                                 Historical  Acquisition(f)  Acquisition(g)  Acquisition(h) Refinancing(i) Transactions(j)  Forma
Revenues                         $1,817      $   16           $   67           $  125         $   -          $   -         $2,025

Cost of revenues<F1>              1,103          12               45               84             -              -          1,244
Selling, general and
  administrative<F1>                576           4               26               26             -              -            632
                                 ------      ------           ------          -------        ------         ------         ------

Operating expenses                1,679          16               71              110             -              -          1,876
                                 ------      ------           ------          -------        ------         ------         ------

Business segment operating
  income (loss)                     138           -               (4)              15             -              -            149
Equity in pretax income
   of Entertainment Group            22           -                -                -            11             23             56
Interest and other, net            (155)         (4)             (30)             (39)            8              -           (220)
Corporate expenses                  (20)          -                -                -             -              -            (20)
                                 ------      ------          -------          -------        ------         ------         ------

Income (loss) before
  income taxes                      (15)         (4)             (34)             (24)           19             23            (35)
Income tax (provision) benefit      (32)          1               13               11            (8)            (9)           (24)
                                 ------     -------           ------           ------        ------         ------         ------

Net income (loss)                   (47)         (3)             (21)             (13)           11             14            (59)

Preferred dividend requirements      (3)         (3)             (10)              (6)            -              -            (22)
                                 ------     -------           ------           ------        ------         ------         ------

Net income (loss) applicable
   to common shares              $  (50)    $    (6)          $  (31)          $  (19)        $  11         $   14         $  (81)
                                 ======     =======           ======           ======         =====         ======         ======

Net income (loss) per
   common share                  $ (.13)     $ (.02)          $ (.08)          $ (.05)        $ .03         $  .04         $ (.21)
                                 ======     =======           ======           ======         =====         ======         ======

Average common shares             379.5         1.6              1.0              2.5             -              -          384.6
                                 ======     =======           ======           ======         =====         ======         ======


- ---------------
<F1> Includes depreciation and
     amortization expense of:    $  112     $     8           $   43           $   69        $    -         $    -         $  232
                                 ======     =======           ======           ======        ======         ======         ======

See accompanying notes.


                             TIME WARNER INC.
         PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       Year Ended December 31, 1994
                           (millions, unaudited)





                                 Time Warner      Summit         KBLCOM          CVI           1995 Debt         TWE          Pro
                                 Historical   Acquisition(f)  Acquisition(g) Acquisition(h)  Refinancing(i) Transactions(j)  Forma
Revenues                         $7,396       $   63          $  265         $  493          $   -           $   -          $8,217

Cost of revenues<F1>              4,307           48             201            426              -               -           4,982
Selling, general and
  administrative<F1>              2,376           13              98            103              -               -           2,590
                                 ------       ------          ------         ------          -----           -----          ------

Operating expenses                6,683           61             299            529              -               -           7,572
                                 ------       ------          ------         ------          -----           -----          ------

Business segment operating
   income (loss)                    713            2             (34)           (36)             -               -             645
Equity in pretax income
   of Entertainment Group           176            -               -              -             29              12             217
Interest and other, net            (724)         (15)           (104)          (147)            52               -            (938)
Corporate expenses                  (76)           -               -              -              -               -             (76)
                                 ------       ------          ------         ------          -----           -----          ------

Income (loss) before income taxes    89          (13)           (138)          (183)            81              12            (152)
Income tax (provision) benefit     (180)           3              55             45            (33)             (1)           (111)
                                 ------       ------          ------         ------          -----           -----          ------

Net income (loss)                   (91)         (10)            (83)          (138)            48              11            (263)

Preferred dividend requirements     (13)         (12)            (41)           (24)             -               -             (90)
                                 ------       ------          ------         ------          -----           -----          ------

Net income (loss) applicable to
    common shares                $ (104)      $  (22)         $ (124)        $ (162)         $  48           $  11          $ (353)
                                 ======       ======          ======         ======          =====           =====          ======

Net income (loss) per
    common share                 $ (.27)      $ (.06)         $ (.33)        $ (.42)         $ .13           $ .03          $ (.92)
                                 ======       ======          ======         ======          =====           =====          ======

Average Common shares             378.9          1.6             1.0            2.5              -               -           384.0
                                 ======       ======          ======         ======          =====           =====          ======




- ---------------
<F1> Includes depreciation and
     amortization expense of:    $  437       $   33          $  173         $  275          $   -           $   -          $  918
                                 ======       ======          ======         ======          =====           =====          ======

See accompanying notes.

                             TIME WARNER INC.
         NOTES TO THE TIME WARNER PRO FORMA CONSOLIDATED CONDENSED
                           FINANCIAL STATEMENTS

(a) Reflects the historical assets and liabilities of Summit as of March 31, 1995, including $140 million of indebtedness that is outstanding following the Summit Acquisition, as well as certain pro forma adjustments directly related to the Summit Acquisition. The pro forma adjustments reflect (1) the issuance by Time Warner of 1,550,936 shares of its common stock and 3,264,508 shares of Series C preferred stock, valued for pro forma purposes at an aggregate amount of $381 million, (2) the exclusion of approximately $48 million of net assets principally related to the payment of certain liabilities prior to the closing of the Summit Acquisition, (3) the incurrence of $6 million of additional indebtedness for the payment of transaction costs and other related liabilities, (4) the allocation of the excess of the purchase price over the book value of the net assets acquired of $417 million to cable television franchises, based on the estimated fair value of such assets, (5) an increase of $171 million in deferred income tax liabilities and goodwill, resulting from the fact that the tax basis of the acquired assets will not be adjusted as a result of the Summit Acquisition and (6) the elimination of Summit's historical stockholders' equity.

(b) Reflects the historical assets and liabilities of KBLCOM as of March 31, 1995, including a 50% interest in Paragon not previously owned by TWE and $1.124 billion of indebtedness that will be assumed in the acquisition, as well as certain pro forma adjustments directly related to the KBLCOM Acquisition. The pro forma adjustments reflect (1) the issuance by Time Warner of 1 million shares of its common stock and 11 million shares of Series D preferred stock, valued for pro forma purposes at an aggregate amount of $1.135 billion, (2) the exclusion of approximately $301 million of net indebtedness and other liabilities of KBLCOM that will not be assumed by Time Warner and the exclusion of $505 million of pre-existing goodwill, (3) the incurrence of $6 million of additional indebtedness for the payment of transaction costs and other related liabilities, (4) the allocation of the excess of the purchase price over the book value of the net assets acquired of $1.615 billion to the investment in Paragon in the amount of $659 million and to cable television franchises in the amount of $956 million, based on the estimated fair values of such assets, (5) an increase of $662 million in deferred income tax liabilities and goodwill, resulting from the fact that the tax basis of the acquired assets will not be adjusted as a result of the KBLCOM Acquisition and (6) the elimination of KBLCOM's historical stockholders' equity.

(c) Reflects the historical assets and liabilities of CVI and the Gerry Companies as of March 31, 1995, including $1.706 billion of indebtedness that will be assumed in the acquisition, as well as certain pro forma adjustments directly related to the CVI Acquisition. The pro forma adjustments reflect (1) the issuance by Time Warner of
     2.5 million shares of its common stock, 3.25 million shares of Series E preferred stock and 3.25 million shares of Series F preferred stock, valued for pro forma purposes at an aggregate amount of $738 million,
     (2) the exclusion of approximately $303 million of net assets of CVI and the Gerry Companies that will not be assumed by Time Warner, of which $225 million represents pre-existing goodwill, (3) the incurrence of $244 million of additional indebtedness, consisting of $193 million to consummate the CVI Acquisition and $51 million to pay for transaction costs and other related liabilities, (4) the allocation of the excess of the purchase price over the book value of the net assets acquired of $2.036 billion to cable television franchises, based on the estimated fair value of such assets, (5) an increase of $835 million in deferred income tax liabilities and goodwill, resulting from the fact that the tax basis of the acquired assets will not be adjusted as a result of the CVI Acquisition and (6) the elimination of the historical stockholders' equity of CVI and the Gerry Companies.

(d) Pro forma adjustments to record the 1995 Debt Refinancing as of March 31, 1995 reflect (1) $2.477 billion of borrowings by TWI Cable under the New Credit Agreement, the proceeds of which will be used (i) to repay or redeem $2.33 billion of indebtedness assumed or incurred in the KBLCOM and CVI Acquisitions, plus redemption premiums thereon of $25 million, (ii) to repay on behalf of Paragon $111 million of its aggregate $222 million of indebtedness, the other half of which will be repaid by TWE, and (iii) to pay for an allocable $11 million of deferred financing costs in connection with the New Credit Agreement and (2) a reduction in Time Warner's investment in and amounts due to and from the Entertainment Group and shareholders' equity by $31 million to reflect the one-time write-off by TWE of $27 million of deferred financing costs with respect to the existing TWE bank credit agreement and the $25 million of redemption premiums to be paid by TWI Cable, net of $21 million of related tax benefits.

(e) Pro forma adjustments reflect the effect on Time Warner's financial position from TWE's Asset Sale Transactions, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein. Pro forma adjustments to record the Asset Sale Transactions as of March 31, 1995 reflect (1) an increase in Time Warner's investment in and amounts due to and from the Entertainment Group and shareholders' equity of $170 million with respect to the aggregate net income on the transactions to be recorded currently by TWE, (2) a decrease in shareholders' equity of $66 million with respect to income taxes provided by Time Warner on such net income, (3) a decrease in Time Warner's investment in and amounts due to and from the Entertainment Group and an increase in cash of $185 million with respect to the receipt from TWE of tax-related distributions to reimburse Time Warner for the payment of income taxes on its allocable share of the taxable income arising from the Asset Sale Transactions, in accordance with the terms of the TWE Partnership Agreement and (4) an increase in current liabilities of $185 million with respect to the related current income tax payable due as a result of the transaction, of which $119 million has been reclassified from Time Warner's previously-provided deferred income tax liability.

     The TWE-A/N Transaction and TWE's consolidation of Paragon, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein, have no pro forma effect on the underlying capital of TWE and, accordingly, have no effect on the pro forma financial position of Time Warner.

(f) Reflects the historical operating results of Summit for the three months ended March 31, 1995 and the year ended December 31, 1994, as well as certain pro forma adjustments directly related to the Summit

     Acquisition. The pro forma adjustments reflect (1) the exclusion of an aggregate $32 million and $15 million, respectively, of net income relating to (i) Summit's broadcasting operations that were sold by Summit prior to the closing of the Summit Acquisition and (ii) reductions in Summit's corporate expenses principally relating to the closing of facilities and the termination of related personnel as a direct result of the transaction, (2) an increase of $6 million and $25 million, respectively, in cost of revenues with respect to the amortization of the excess cost to acquire Summit that has been allocated to (i) cable television franchises and amortized on a straight-line basis over a twenty-year period and (ii) goodwill and amortized on a straight-line basis over a forty-year period, (3) an increase of $1 million and $2 million, respectively, in selling, general and administrative expenses with respect to payments to be made to TWE for its management of Summit's cable television systems,
     (4) a decrease of $2 million and $9 million, respectively, in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense and management fees to be paid to TWE and (5) an increase of $3 million and $12 million, respectively, in preferred dividend requirements of the Series C Preferred Stock issued in the Summit Acquisition.

(g) Reflects the historical operating results of KBLCOM for the three months ended March 31, 1995 and the year ended December 31, 1994, as well as certain pro forma adjustments directly related to the KBLCOM Acquisition. The pro forma adjustments reflect (1) the exclusion of an aggregate $9 million and $14 million, respectively, of net losses relating to (i) interest costs on the portion of KBLCOM's indebtedness that will not be assumed by Time Warner, (ii) reductions in KBLCOM's corporate expenses principally relating to the closing of facilities and the termination of related personnel as a direct result of the transaction and (iii) for the year ended December 31, 1994 only, the pro forma effect of certain KBLCOM acquisitions which occurred during the year, (2) an increase of $20 million and $78 million, respectively, in cost of revenues consisting of a $5 million and $20 million, respectively, reduction of KBLCOM's historical amortization of pre-existing goodwill and a $25 million and $98 million, respectively, increase in amortization with respect to the excess cost to acquire KBLCOM that has been allocated to (i) investments and amortized on a straight-line basis over a twenty-year period, (ii) cable television franchises and amortized on a straight-line basis over a twenty-year period and (iii) goodwill and amortized on a straight-line basis over a forty-year period, (3) an increase of $2 million and $8 million, respectively, in selling, general and administrative expenses with respect to payments to be made to TWE for its management of certain of KBLCOM's cable television systems, (4) a decrease of $9 million and $36 million, respectively, in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense and management fees to be paid to TWE and (5) an increase of $10 million and $41 million, respectively, in preferred dividend requirements of the Series D Preferred Stock to be issued in the KBLCOM Acquisition.

(h) Reflects the historical operating results of CVI and the Gerry Companies for the three months ended March 31, 1995 and the year ended December 31, 1994, as well as certain pro forma adjustments directly related to the CVI Acquisition. The pro forma adjustments reflect (1) the exclusion of $6 million and $21 million, respectively, of net losses with respect to reductions in the corporate expenses of CVI and the Gerry Companies principally relating to the closing of facilities and the termination of related personnel as a direct result of the transaction, (2) an increase of $28 million and $111 million, respectively, in cost of revenues consisting of a $3 million and $12 million reduction, respectively, of CVI's historical amortization of pre-existing goodwill and a $31 million and $123 million increase, respectively, in amortization with respect to the excess cost to acquire CVI and the Gerry Companies that has been allocated to (i) cable television franchises and amortized on a straight-line basis over a twenty-year period and (ii) goodwill and amortized on a straight-line basis over a forty-year period, (3) an increase of $4 million and $15 million, respectively, in selling, general and administrative expenses with respect to payments to be made to TWE for its management of the cable television systems of CVI and the Gerry Companies, (4) an increase of $4 million and $13 million, respectively, in interest expense on the $244 million of borrowings under the New Credit Agreement, which will be used to consummate the CVI Acquisition and to pay for transaction costs and other related liabilities, (5) a decrease of $14 million and $53 million, respectively, in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense, interest expense and management fees to be paid to TWE and
     (6) an increase of $6 million and $24 million, respectively, in preferred dividend requirements of the Series E Preferred Stock and Series F Preferred Stock to be issued in the CVI Acquisition.

(i) Pro forma adjustments to record the 1995 Debt Refinancing for the three months ended March 31, 1995 and the year ended December 31, 1994 reflect interest savings of $19 million and $81 million, respectively, from $5.077 billion of aggregate borrowings under the New Credit Agreement, which are expected to be used to refinance $5.002 billion of indebtedness (plus $75 million of related financing costs), as follows (in millions):



                                                Three Months Ended                 Year Ended
                                                   March 31, 1995                December 31, 1994
                                             ----------------------------   -----------------------------
                                                         Equity in Pretax                Equity in Pretax
                                                            Income of                       Income of
                                            Interest and  Entertainment     Interest and  Entertainment
                                            Other, Net        Group         Other, Net         Group
                                            ------------ ----------------   ------------ ----------------
                                                               Increase (Decrease)

     o   Borrowings by TWI Cable, TWE and the
         TWE-Advance/Newhouse Partnership in
         the amounts of $2.477 billion,
         $2.586 billion, and $14 million,
         respectively, under the New Credit
         Agreement,  at estimated annual
         interest rates of 6.875%, 6.5% and
         6.5%, respectively, for the three
         months ended March 31, 1995 and
         5.375%, 5% and 5%, respectively,
         for the year ended December 31, 1994     $ 43       $ 42           $133             $130

     o   Repayment by TWE of $2.45 billion
         of outstanding indebtedness under
         the existing TWE bank credit agreement      -        (41)             -             (124)

     o   Repayment by TWI Cable of $1.206 billion
         of indebtedness assumed in the
         CVI Acquisition                           (22)         -            (83)               -

     o   Repayment by TWI Cable of $1.124 billion
         of indebtedness assumed in the
         KBLCOM Acquisition                        (30)         -           (104)               -

     o   Repayment of $222 million of Paragon's
         indebtedness, funded equally by
         Time Warner and TWE                         -         (5)             -              (18)

     o   Amortization of $11 million and
         $39 million of deferred  financing
         costs allocated to Time Warner and the
         Entertainment Group, respectively, in
         connection with obtaining the New Credit
         Agreement on a straight-line basis for
         a five-year period                          1          2              2                8

     o   Reduction of historical amortization of
         deferred financing costs recorded with
         respect to the existing TWE
         credit agreement                            -         (9)             -              (25)
                                                  ----       ----           ----             ----

         Net decrease in interest costs           $ (8)      $(11)          $(52)            $(29)
                                                  ====       ====           ====             ====


     Income taxes of $8 million and $33 million, respectively, have been provided at a 41% tax rate on the aggregate net reduction in interest costs.

(j) Pro forma adjustments to record $23 million and $12 million, respectively, of increased income from Time Warner's equity in the pretax income of the Entertainment Group reflect the aggregate effect on TWE's operating results from (1) the TWE-A/N Transaction, (2) all of the fees to be earned by TWE with respect to its management of certain of Time Warner's cable television systems and (3) the Asset Sale Transactions, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein.

     TWE's consolidation of Paragon, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein, has no pro forma effect on the net income of TWE and, accordingly, the consolidation of Paragon has no effect on the pro forma operating results of Time Warner.

     Income taxes of $9 million and $1 million, respectively, have been provided at a 41% tax rate on the aggregate increase in income from Time Warner's equity in the pretax income of the Entertainment Group, adjusted for certain temporary differences.



                      TIME WARNER ENTERTAINMENT GROUP
              PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                              March 31, 1995
                           (millions, unaudited)



                                         Entertainment
                                            Group       TWE-A/N        Consolidation    1995 Debt         Asset Sale        Pro
                                          Historical  Transaction(a)   of Paragon(b)    Refinancing(c)   Transactions(d)   Forma

A S S E T S
Cash and equivalents                      $ 1,267     $    -           $    8           $     -        $   (10)           $ 1,265
Other current assets                        2,453          -               14                 -            (96)             2,371
                                          -------     ------           ------           -------        -------            -------
Total current assets                        3,720          -               22                 -           (106)             3,636

Noncurrent inventories                      1,752          -                -                 -              -              1,752
Loan receivable from Time Warner              400          -                -                 -              -                400
Investments                                   795         26             (340)                -              -                481
Property, plant and equipment               4,083        313              396                 -           (486)             4,306
Goodwill                                    4,400         68               86                 -           (279)             4,275
Cable television franchises                 3,189          3              295                 -            (73)             3,414
Other assets                                  704         10                3                12            (77)               652
                                          -------     ------           ------           -------        -------            -------

Total assets                              $19,043     $  420           $  462           $    12        $(1,021)           $18,916
                                          =======     ======           ======           =======        =======            =======

LIABILITIES AND PARTNERS' CAPITAL
Total current liabilities                 $ 2,945     $    -           $   66           $     -        $    (19)          $ 2,992
Long-term debt                              7,162          6              222               (72)         (1,050)            6,268
Other long-term liabilities                   777        414              174               111              63             1,539
Time Warner General Partners'
   senior capital                           1,696          -                -                 -               -             1,696
Partners' capital                           6,463          -                -               (27)            (15)            6,421
                                          -------     ------           ------           -------        --------           -------

Total liabilities and partners' capital   $19,043     $  420           $  462           $    12        $ (1,021)          $18,916
                                          =======     ======           ======           =======        ========           =======




See accompanying notes.


                      TIME WARNER ENTERTAINMENT GROUP
         PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                     Three Months Ended March 31, 1995
                           (millions, unaudited)


                               Entertainment                                                     TWI-TWE
                                  Group       TWE-A/N        Consolidation     1995 Debt       Management     Asset Sale      Pro
                               Historical   Transaction(e)  of Paragon(f)    Refinancing(g)      Fees (h)   Transactions(i)  Forma

Revenues                          $2,073      $  137          $  87              $   -           $   6         $(39)        $2,264

Cost of revenues<F1>               1,426          51             67                  -               -          (26)         1,518
Selling, general and
     administrative<F1>              446          56             15                  -               -          (10)           507
                                  ------      ------          -----              -----           -----        -----         ------
Operating expenses                 1,872         107             82                  -               -          (36)         2,025

Business segment
   operating income (loss)           201          30              5                  -               6           (3)           239
Interest and other, net             (164)        (27)            (5)                11               -           17           (168)
Corporate expenses                   (15)          -              -                  -               -            -            (15)
                                  ------      ------          -----              -----           -----        -----         ------

Income before income taxes            22           3              -                 11               6           14             56
Income tax provision                 (11)          -              -                  -               -           (4)           (15)
                                  ------      ------          -----              -----           -----        -----         ------

Net income                        $   11      $    3          $   -              $  11           $   6        $  10         $   41
                                  ======      ======          =====              =====           =====        =====         ======



- ---------------
<F1>  Includes depreciation and
      amortization expense of:    $  230      $  26           $  20              $   -           $   -        $  (6)        $  270
                                  ======      =====           =====              =====           =====        =====         ======



See accompanying notes.




                      TIME WARNER ENTERTAINMENT GROUP
         PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       Year Ended December 31, 1994
                           (millions, unaudited)



                                                                                                 TWI-TWE
                                               TWE-A/N       Consolidation     1995 Debt       Management    Asset Sale       Pro
                                Historical  Transaction(e)  of Paragon(f)    Refinancing(g)      Fees (h)  Transactions(i)   Forma

Revenues                          $8,509       $ 527           $ 348           $   -             $   25       $(619)        $8,790

Cost of revenues<F1>               6,003         209             270               -                  -        (511)         5,971
Selling, general and
     administrative<F1>            1,654         206              60               -                  -         (29)         1,891
                                  ------       -----           -----           -----             ------       -----         ------
Operating expenses                 7,657         415             330               -                  -        (540)         7,862

Business segment
     operating income (loss)         852         112              18               -                 25         (79)           928
Interest and other, net             (616)        (99)            (18)             29                  -          53           (651)
Corporate expenses                   (60)          -               -               -                  -           -            (60)
                                  ------       -----           -----           -----             ------       -----         ------

Income (loss) before
     income taxes                    176          13               -              29                 25         (26)           217
Income tax (provision) benefit       (40)          -               -               -                  -           6            (34)
                                  ------       -----           -----           -----              -----       -----         ------

Net income (loss)                 $  136       $  13           $   -           $  29              $  25       $ (20)        $  183
                                  ======       =====           =====           =====              =====       =====         ======



- ---------------
<F1>  Includes depreciation and
      amortization expense of:    $  959       $ 104           $  63           $   -             $    -       $ (86)        $1,040
                                  ======       =====           =====           =====             ======       =====         ======




See accompanying notes.

                             TIME WARNER INC.
     NOTES TO THE ENTERTAINMENT GROUP PRO FORMA CONSOLIDATED CONDENSED
                           FINANCIAL STATEMENTS

(a) Reflects the historical assets and liabilities of Advance/Newhouse as of March 31, 1995 (and as of January 31, 1995 with respect to the Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries, which entities have different fiscal years), as well as certain pro forma adjustments directly related to the TWE-Advance/Newhouse Transaction. The pro forma adjustments reflect
     (1) the exclusion of approximately $38 million of negative working capital that was not assumed by the TWE-Advance/Newhouse Partnership and (2) the incurrence of $6 million of additional indebtedness for the payment of transaction costs. TWE owns a two-thirds equity interest and will consolidate the partnership. Accordingly, the one-third equity interest in the partnership owned by Advance/Newhouse has been reflected in the Entertainment Group pro forma consolidated condensed balance sheet as minority interest. The assets contributed by TWE and Advance/Newhouse to the TWE-Advance/Newhouse Partnership have been reflected in the pro forma consolidated condensed balance sheet at their predecessor's historical cost. No gain was recognized by TWE upon the capitalization of the partnership.

(b) Pro forma adjustments reflect the consolidation of Paragon's financial position as of March 31, 1995 as a result of TWE's control over the management of such entity. Minority interest of $174 million has been recorded as a component of other long-term liabilities reflecting Time Warner's interest in the joint venture.

(c) Pro forma adjustments to record the 1995 Debt Refinancing as of March 31, 1995 reflect (1) a net decrease in debt of $72 million, consisting of (i) $2.6 billion of aggregate borrowings by TWE and the TWE-Advance/Newhouse Partnership under the New Credit Agreement, (ii) the repayment of $2.45 billion of outstanding indebtedness under the existing TWE bank credit agreement at March 31, 1995 and (iii) the repayment of $222 million of Paragon's indebtedness, (2) an increase of $111 million in Time Warner's minority interest in Paragon, representing Time Warner's capital contribution to Paragon in the form of the repayment of its allocable share of Paragon's indebtedness, (3) the payment of an allocable $39 million of deferred financing costs in connection with the New Credit Agreement and (4) a reduction in TWE's partners' capital by $27 million to reflect the one-time write-off of deferred financing costs with respect to the existing TWE bank credit agreement.

(d) Pro forma adjustments to record the Asset Sale Transactions as of March 31, 1995 reflect (1) the receipt by TWE of approximately $1.14 billion of aggregate gross proceeds with respect to the disposition by TWE of 51% of its interest in Six Flags, the payment by Six Flags of certain intercompany indebtedness and licensing fees to TWE in connection therewith and the sale by TWE of certain unclustered cable television systems, (2) a reduction in debt of approximately $1.050 billion, principally consisting of the use of the aggregate net proceeds received, after related taxes and fees, to repay indebtedness under the New Credit Agreement, (3) the deconsolidation of the assets and liabilities of Six Flags, including $126 million of third-party indebtedness, and a reduction in net assets with respect to the cable television systems to be sold and (4) the payment of $185 million in tax-related distributions that will reimburse Time Warner for the payment of income taxes on its allocable share of the taxable income arising from these transactions in accordance with the terms of the TWE partnership agreement.

(e) Reflects the historical operating results of Advance/Newhouse for the three months ended March 31, 1995 and the year ended December 31, 1994 (and for the three months ended January 31, 1995 and for the twelve months ended October 31, 1994 with respect to certain contributed businesses which have different fiscal years), as well as certain pro forma adjustments directly related thereto. The pro forma adjustments reflect (1) an increase of $1 million and $2 million, respectively, in cost of revenues with respect to TWE's amortization of transaction costs on a straight-line basis over a three-year period and (2) an increase of $27 million and $99 million, respectively, in interest and other, net, representing Advance/Newhouse's minority interest in the net income of the TWE-Advance/Newhouse Partnership, including their one-third share of $45 million of annual management fees to be paid by the partnership to TWE.

(f) Pro forma adjustments reflect the consolidation of Paragon's operating results for the three months ended March 31, 1995 and the year ended December 31, 1994, offset by Time Warner's minority share of the net income of Paragon in the amount of $16 million and $34 million, respectively.

(g) Pro forma adjustments to record the 1995 Debt Refinancing for the three months ended March 31, 1995 and the year ended December 31, 1994 reflect lower interest costs of $11 million and $29 million, respectively, from (i) $2.6 billion of aggregate borrowings under the New Credit Agreement, which are expected to be used to refinance $2.561 billion of indebtedness (plus $39 million of related financing costs) and (ii) the repayment by Time Warner of $111 million of Paragon's indebtedness, as follows (in millions):

                                         Three Months Ended    Year Ended
                                           March 31, 1995   December 31, 1994
                                         ------------------ -----------------
                                                   Increase (Decrease)

     o   Borrowings by TWE and the TWE-
         Advance/Newhouse Partnership in the
         amounts of $2.586 billion and
         $14 million, respectively, under the
         New Credit Agreement, at estimated
         annual interest rates for each
         borrower of 6.5% for the three
         months ended March 31, 1995 and 5%
         for the year ended December 31, 1994      $ 42            $130

     o   Repayment by TWE of $2.45 billion
         of indebtedness under the
         existing TWE bank credit agreement         (41)           (124)

     o   Repayment of $222 million of
         Paragon's indebtedness, funded
         equally by TWE and Time Warner              (5)            (18)

     o   Amortization of an allocable
         $39 million of deferred financing
         costs in connection with obtaining
         the New Credit Agreement on a straight-
         line basis for a five-year period            2               8

     o   Reduction of historical amortization
         of deferred financing costs
         recorded with respect to the existing
         TWE credit agreement                        (9)            (25)
                                                   -----           -----

         Net decrease in interest costs            $(11)           $(29)
                                                   =====           =====

(h) Pro forma adjustments for the three months ended March 31, 1995 and the year ended December 31, 1994 reflect fees to be received from Time Warner in the amount of $6 million and $25 million, respectively, with respect to TWE's management of certain of Time Warner's cable television systems.

(i) Pro forma adjustments to record an increase of $10 million and a decrease of $20 million in net income, respectively, from the Asset Sale Transactions for the three months ended March 31, 1995 and the year ended December 31, 1994 reflect (1) the deconsolidation of the operating results of Six Flags, (2) the elimination of the operating results of the cable television systems to be sold and (3) a decrease in interest expense, representing interest savings from the repayment by TWE of indebtedness under the New Credit Agreement using the aggregate net proceeds received in these transactions. TWE will realize aggregate net income of approximately $300 million on these transactions, of which approximately $170 million will be recognized currently and approximately $130 million will be deferred as a result of TWE's guarantee of third-party, zero-coupon indebtedness of Six Flags due in 1999. Such income has not been reflected in the pro forma consolidated condensed statement of operations included elsewhere herein.

Item 7.  Financial Statements and Exhibits.

               (a)  Financial statements of businesses acquired:

               (i) Summit Communications Group, Inc. and Subsidiaries (the documents listed in this paragraph (i) being referred to as the "Financial Statements of Summit Communications Group, Inc."):

                            (A) Unaudited Consolidated Financial Statements
                   as of March 31, 1995 and for each of the three months ended March 31, 1994 and 1995; and

                            (B) Consolidated Financial Statements as of
                   December 31, 1993 and 1994 and for each of the years ended December 31, 1992, 1993 and 1994, including the report thereof of Deloitte & Touche LLP, independent auditors ("Deloitte & Touche LLP");

                 (ii) Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries (the documents listed in this paragraph (ii) being referred to as the "Financial Statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation"):

                            (A) Unaudited Condensed Financial Statements as
                   of January 31, 1995 and for each of the six months ended January 31, 1994 and 1995; and

                            (B) Financial Statements as of July 31, 1993
                   and 1994 and for the three years ended July 31, 1992, 1993 and 1994, including the report thereon of Paul Scherer & Company LLP, independent auditors ("Paul Scherer & Company, LLP");

                (iii) Vision Cable Division of Vision Cable Communications, Inc. and Subsidiaries (the documents listed in this paragraph
          (iii) being referred to as the "Financial Statements of Vision Cable Division of Vision Cable Communications, Inc."):

                            (A) Unaudited Condensed Financial Statements as
                   of March 31, 1995 and for each of the three months ended March 31, 1994 and 1995; and

                            (B) Financial Statements as of December 31,
                   1993 and 1994 and for each of the years ended December 31, 1992, 1993 and 1994, including the report thereon of Paul Scherer & Company, LLP;

                 (iv) Cablevision Industries Corporation and Subsidiaries (the documents listed in this paragraph (iv) being referred to as the "Financial Statements of Cablevision Industries
          Corporation"):

                            (A) Unaudited Consolidated Financial Statements
                   as of March 31, 1995 and for each of the three months ended March 31, 1994 and 1995; and

                            (B) Consolidated Financial Statements as of
                   December 31, 1993 and 1994 and for each of the years ended December 31, 1992, 1993 and 1994, including the report thereon of Arthur Andersen LLP;

                   (v) Cablevision Industries Limited Partnership and Combined Entities (the documents listed in this paragraph (v) being referred to as the "Financial Statements of Cablevision Industries Limited Partnership"):

                            (A) Unaudited Combined Financial Statements as
                   of March 31, 1995 and for each of the three months ended March 31, 1994 and 1995; and

                            (B) Combined Financial Statements as of
                   December 31, 1993 and 1994 and for each of the years ended December 31, 1992, 1993 and 1994, including the report thereon of Arthur Andersen LLP;

                 (vi) KBLCOM Incorporated (the documents listed in this paragraph (vi) being referred to as the "Financial Statements of KBLCOM Incorporated"):

                            (A) Unaudited Consolidated Financial Statements
                   as of March 31, 1995 and for each of the three months ended March 31, 1994 and 1995; and

                            (B) Consolidated Financial Statements as of
                   December 31, 1993 and 1994 and for each of the years ended December 31, 1992, 1993 and 1994, including the report thereon of Deloitte & Touche LLP;

                  (b)  Pro forma Consolidated Condensed Financial Statements:

                  (i)  Time Warner Inc.:

                            (A) Pro Forma Consolidated Condensed Balance
                   Sheet as of March 31, 1995;

                            (B) Pro Forma Consolidated Condensed Statement
                   of Operations for the year ended December 31, 1994 and the three months ended March 31, 1995; and

                            (C) Notes to Pro Forma Consolidated Condensed
                   Financial Statements.

                (ii)  Entertainment Group:

                            (A) Pro Forma Consolidated Condensed Balance
                   Sheet as of March 31, 1995;

                            (B) Pro Forma Consolidated Condensed Statement
                   of Operations for the year ended December 31, 1994 and the three months ended March 31, 1995; and

                            (C) Notes to Pro Forma Consolidated Condensed
                   Financial Statements.

                  (c)  Exhibits:

                  (i) Exhibit 23(a):  Consent of Deloitte & Touche LLP.

                 (ii) Exhibit 23(b):  Consent of Paul Scherer & Company LLP.

                (iii) Exhibit 23(c):  Consent of Arthur Andersen LLP.

                 (iv) Exhibit 23(d):  Consent of Deloitte & Touche LLP.

                  (v) Exhibit 99(a): Financial Statements of Summit Communications Group, Inc. (incorporated by reference from pages 34 to 49 of the Annual Report on Form 10-K for the year ended December 31, 1994 and from pages 3 to 8 of the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 of Summit Communications Group, Inc.)

                 (vi) Exhibit 99(b): Financial Statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation.

                (vii) Exhibit 99(c): Financial Statements of Vision Cable Division of Vision Cable Communications, Inc.

               (viii) Exhibit 99(d): Financial Statements of
          Cablevision Industries Corporation (incorporated by reference from pages 30 to 49 of the Annual Report on Form 10-K for the year ended December 31, 1994 and from pages 2 to 11 of the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 of Cablevision Industries
          Corporation).

                 (ix) Exhibit 99(e): Financial Statements of Cablevision Industries Limited Partnership and Combined Entities.

                  (x) Exhibit 99(f): Financial Statements of KBLCOM
          Incorporated.

                (xi) Exhibit 99(g): Pro Forma Consolidated Condensed Balance Sheet as of March 31, 1995, Pro Forma Consolidated Condensed Statement of Operations for the year ended December 31, 1994 and the quarterly period ended March 31, 1995 and Notes to Pro Forma Consolidated Condensed Financial Statements of Time Warner Entertainment Company, L.P. (the "Pro Forma Financial Statements of Time Warner Entertainment Company, L.P.") (incorporated by reference from pages 3 to 15 of the Current Report on Form 8-K of Time Warner Entertainment Company, L.P. dated May 30, 1995).

                                SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 1, 1995.


                                        TIME WARNER INC.,

                                        By: /s/ Richard J. Bressler
                                            -------------------------
                                         Name:   Richard J. Bressler
                                         Title:  Senior Vice President
                                                 and Chief Financial
                                                 Officer

                               EXHIBIT INDEX


Exhibit No.      Description of Exhibit                          Sequential
                                                                 Page Number
23(a)            Consent of Deloitte & Touche LLP,
                    Independent Auditors.


23(b)             Consent of Paul Scherer & Company LLP,
                    Independent Auditors.


23(c)             Consent of Arthur Andersen LLP, Independent
                    Public Accountants.


23(d)             Consent of Deloitte & Touche LLP,
                    Independent Auditors.



99(a)             Financial Statements of Summit                       <F2>
                    Communications Group, Inc. (incorporated by reference from pages 34 to 49 of the Annual
                    Report on Form 10-K for the year ended
                    December 31, 1994 and from pages 3 to 8 of the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 of Summit Communications Group, Inc.)


99(b)             Financial Statements of Newhouse Broadcasting
                    Cable Division of Newhouse Broadcasting
                    Corporation.


99(c)             Financial Statements of Vision Cable Division of
                    Vision Cable Communications, Inc.


99(d)             Financial Statements of Cablevision Industries       <F2>
                    Corporation (incorporated by reference from pages 30 to 49 of the Annual Report on Form
                    10-K for the year ended December 31, 1994 and from pages 2 to 11 of the Quarterly Report on Form 10-Q for the quarterly period ended
                    March 31, 1995 of Cablevision Industries
                    Corporation).


99(e)             Financial Statements of Cablevision Industries
                    Limited Partnership and Combined Entities.

Exhibit No.      Description of Exhibit                           Sequential
                                                                  Page Number

99(f)          Financial Statements of KBLCOM Incorporated.


99(g)          Pro Forma Financial Statements of Time                <F2>
                 Warner Entertainment Company, L.P.
                (incorporated by reference from pages 3
                to 15 of the Current Report on Form 8-K
                of Time Warner Entertainment Company,
                L.P. dated May 30, 1995).


[FN]

- --------------------

<F2>  Incorporated by reference.